Exhibit 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
     We consent to the use in this Post-Effective Amendment No. 2 to Form S-1 Registration Statement (333-151491) of our report dated March 5, 2009, relating to our audits of financial statements appearing in the Prospectus, which is a part of the Registration Statement. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.
/S/ PORTER KEADLE MOORE, LLP
Atlanta, Georgia
May 12, 2009